Exhibit 99.1

Reliance Global Group Completes Acquisition of Oblivus, Marking Its Entry Into the AI Infrastructure Market

All-Cash Acquisition Completed; Company Remains Debt-Free

Oblivus Provides On-Demand GPU Cloud Computing for AI Training and Inference and Operates a Proprietary GPU Marketplace

Company Plans to Scale Rapidly From Approximately $1.5 Million in Annual Revenue, With Discussions Underway on Additional Growth Opportunities

LAKEWOOD, N.J., November 4, 2026 (GLOBE NEWSWIRE) — Reliance Global Group, Inc. (Nasdaq: EZRA) (“Reliance,” “EZRA” or the “Company”) today announced that it has completed the acquisition of the assets of Oblivus, a GPU cloud provider and marketplace operator,[ from Skyportal Inc.], marking the Company’s entry into the AI cloud and infrastructure market. The acquisition closed on November 3, 2026, on the timeline announced in October, and was funded entirely in cash from cash on hand, with no shares of the Company’s common stock issued as consideration for the acquired assets. The Company remains debt-free following the closing.

Oblivus generated approximately $1.5 million in revenue during the twelve months ended September, 2026, based on the seller’s unaudited records, bringing an established customer base and proven GPU cloud technology to Reliance. With discussions underway regarding additional business opportunities, the Company is targeting substantial revenue growth through additional computing capacity, customer acquisition and investment in the platform.

As previously announced, the purchase price consists of $3,000,000 paid in cash at closing and up to $750,000 of additional cash payments contingent on the acquired business achieving specified revenue milestones during the twelve months following closing, of which $375,000 was deposited into escrow at closing. The acquisition was completed through GPU Exchange Corp., a newly formed, wholly-owned subsidiary of the Company. Under a consulting agreement entered into at closing, the founder of Oblivus will provide business development, strategic advisory and transition services for twelve months in exchange for $250,000 in cash, payable in monthly installments, and will be eligible to receive shares of the Company’s common stock with an aggregate value of up to $600,000, of which $50,000 is issuable within 30 days following closing and the balance only if the Company’s common stock closes at or above $5.00, $7.00 and $10.00 per share, respectively, for three consecutive trading days[, subject to approval by the Company’s Board of Directors]. The Company also holds a right, exercisable at its option, to invest up to $500,000 in the seller. Additional information regarding the acquisition will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

As previously announced, Reliance plans to adopt GPU Exchange as its doing-business-as (“DBA”) name and to change its Nasdaq trading symbol from EZRA to XGPU, and the acquired business will operate under the GPU Exchange brand. The Company will announce the effective date of any ticker change separately, and its shares currently continue to trade under EZRA.

“Oblivus gives us an established, revenue-generating platform to build on,” said Ezra Beyman, Chairman and Chief Executive Officer of Reliance Global Group. “We intend to grow this business dramatically.”

“Our focus now is execution,” said Judah Korman, Chief Operating Officer of Reliance Global Group. “We are expanding GPU capacity, growing the customer base and working to convert the opportunities in front of us into revenue. GPU Exchange will bring these efforts together under one brand.”

Oblivus provides developers and businesses with access to GPU computing resources for AI training, inference and other demanding workloads. Customers can deploy and manage computing instances through its online platform and API, with on-demand and reserved capacity options. Its proprietary GPU marketplace connects customers with available computing capacity and enables third-party hardware owners to earn rental revenue by offering their hardware through the platform.

Reliance’s growth strategy combines investment in a Company-owned GPU fleet with expansion of the platform’s third-party GPU marketplace. The Company intends to increase computing supply, attract additional hardware providers and broaden customer adoption, with the objective of establishing GPU Exchange as an accessible destination for customers seeking GPU computing power and for hardware owners seeking to monetize available capacity. These initiatives build on the strategy outlined in the Company’s October 22, 2026 announcement of the transaction.

With the acquisition complete, Reliance is moving to expand the business through investment in computing capacity, platform development and new business opportunities. Management’s objective is to scale revenue substantially beyond Oblivus’s existing base. Reliance continues to operate, enhance and grow its RELI Exchange insurance platform alongside the new business.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (Nasdaq: EZRA) operates insurance and technology businesses and pursues opportunities to build and scale AI-related platforms. Through the acquisition of Oblivus, the Company has entered the GPU cloud and AI infrastructure market, which it plans to scale under the planned GPU Exchange brand. Additional information is available at https://www.relianceglobalgroup.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact and may be identified by the use of words or expressions such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “target,” “project,” “potential,” or similar expressions, or by discussions of strategy, plans or intentions. Forward-looking statements in this press release include, without limitation, statements regarding: the integration and growth of the acquired business; expected revenue and the anticipated benefits of the acquisition; the payment of the escrow, milestone and consulting amounts; the issuance of shares of the Company’s common stock to the founder of the acquired business; the optional investment in the seller; the planned adoption of the GPU Exchange DBA and XGPU trading symbol; GPU fleet acquisitions and deployment; marketplace growth; discussions regarding additional business opportunities; and the pace and scale of business development.

These statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties and other factors, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by these forward-looking statements.

Such risks and uncertainties include, without limitation: the risk that the acquired business does not perform as anticipated, including the risk that its unaudited historical revenue is not indicative of future results; the Company’s limited operating history in the GPU cloud business; the risk of the loss of customers, GPU providers or key personnel in connection with the transfer of the business; the Company’s ability to integrate and rapidly scale the acquired business; the risk that discussions regarding additional business opportunities do not result in definitive agreements or revenue; the capital required to execute the Company’s growth plans, including the acquisition of a Company-owned GPU fleet, which will require capital beyond the cash used to complete the acquisition and may be funded through equity financings that would be dilutive to existing shareholders; the Company’s ability to access additional capital on acceptable terms, or at all; the Company’s ability to maintain compliance with the continued listing standards of The Nasdaq Capital Market; the Company’s ability to implement the planned GPU Exchange DBA and XGPU trading symbol change; GPU availability, pricing and technological obsolescence; customer demand, utilization and competition; and general business, economic, market and geopolitical conditions. Additional information regarding these and other factors that may cause actual results to differ materially is included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and in the Company’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, copies of which are available free of charge at www.sec.gov.

There can be no assurance that the anticipated growth or benefits of the acquisition will be realized or that the planned branding or ticker changes will be completed. Readers are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: EZRA@crescendo-ir.com

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